Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS FOURTH QUARTER

2019 EARNINGS

•	Completed the merger with LegacyTexas Financial Group, Inc. on November 1, 2019
•	Fourth quarter net income of $86.134 million and earnings per share (diluted) of $1.01, both impacted by merger related expenses of $46.402 million
•	Deposits increased $7.270 billion or 42.9% during the fourth quarter 2019
•	Deposits (excluding impact of LegacyTexas) increased $801.6 million or 4.6% during 2019
•	Loans increased $8.172 billion or 76.6% during the fourth quarter 2019
•	Average loans (excluding impact of LegacyTexas) increased $407.341 million or 4.0% during 2019
•	Nonperforming assets remain low at 0.25% of fourth quarter average interest-earning assets
•	Prosperity Bank has been rated in the Top 10 of Forbes Best Banks in America for seven consecutive years

HOUSTON, January 29, 2020. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended December 31, 2019 of $86.134 million compared with $83.331 million for the same period in 2018. Net income per diluted common share was $1.01 compared with $1.19 for the same period in 2018. On November 1, 2019, LegacyTexas Financial Group, Inc. (“LegacyTexas”), merged with Prosperity Bancshares and LegacyTexas Bank merged with Prosperity Bank (collectively, the “Merger”).  During the fourth quarter of 2019, Prosperity incurred merger related charges of $46.402 million, or $0.43(1) per diluted common share. Excluding these charges, earnings per diluted common share was $1.44(1) for the fourth quarter of 2019.  Additionally, loans increased 76.6% during the fourth quarter 2019, primarily due to the Merger. Nonperforming assets remain low at 0.25% of fourth quarter average interest-earning assets.

“The combination of LegacyTexas Bank and Prosperity Bank, which was effective November 1, 2019, has been one of the most exciting times in Prosperity’s history. The commonalities, enthusiasm and strengths that both companies offer should not only result in asset growth, but should also enhance customer and associate opportunities, and ultimately increase shareholder value. We are excited about Prosperity’s future opportunities,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“Prosperity Bank has been rated in the Top 10 of Forbes Best Banks in America for the seventh consecutive year, and we are the highest rated Texas-based bank,” continued Zalman.

“Despite oil and gas prices remaining in the $55 to $60 per barrel range, Texas and Oklahoma continue to experience employment and population growth, with many companies moving to these states because of favorable tax environments and business friendly political climates. Consumer sentiment remains strong and the trends suggest a positive start to 2020,” concluded Zalman.

______________

(1)	Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Results of Operations for the Three Months Ended December 31, 2019

Net income was $86.134 million(2) for the three months ended December 31, 2019 compared with $83.331 million(3) for the same period in 2018 and was impacted by merger related expenses of $46.402 million. Net income per diluted common share was $1.01 for the three months ended December 31, 2019 compared with $1.19 for the same period in 2018 and was also impacted by the merger related expenses. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2019 were 1.19%, 6.33% and 12.50%(1), respectively. Excluding merger related expenses, annualized returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2019 were 1.69%(1), 9.02%(1) and 17.82%(1), respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains on the sale of assets and securities and taxes) was 58.07%(1) for the three months ended December 31, 2019. Excluding merger related expenses, the efficiency ratio was 40.85%(1) for the three months ended December 31, 2019.

Net interest income before provision for credit losses for the three months ended December 31, 2019 was $232.030 million compared with $157.248 million for the same period in 2018, an increase of $74.782 million or 47.6%. The increase was primarily due to the Merger and the increase in loan discount accretion of $20.839 million. On a linked quarter basis, net interest income before provision for credit losses was $232.030 million compared with $153.990 million for the three months ended September 30, 2019. The increase was primarily due to the Merger and the increase in loan discount accretion of $22.459 million.

The net interest margin on a tax equivalent basis was 3.66% for the three months ended December 31, 2019 compared with 3.15% for the same period in 2018. The change was primarily due to increased interest-earning assets and the $20.839 million increase in loan discount accretion related to the Merger. On a linked quarter basis, the net interest margin on a tax equivalent basis was 3.66% for the three months ended December 31, 2019 compared with 3.16% for the three months ended September 30, 2019. The change was primarily due to increased interest-earning assets and the $22.459 million increase in loan discount accretion related to the Merger.

Noninterest income was $35.506 million for the three months ended December 31, 2019 compared with $29.079 million for the same period in 2018, an increase of $6.427 million or 22.1%. This increase was primarily due to an increase in other noninterest income, mortgage income, nonsufficient funds fees and credit card, debit card and ATM card fees mainly due to the Merger, partially offset by the loss on sale of assets. On a linked quarter basis, noninterest income increased $4.833 million or 15.8% to $35.506 million compared with $30.673 million for the three months ended September 30, 2019, primarily due to the Merger.

Noninterest expense was $156.451 million for the three months ended December 31, 2019 compared with $80.804 million for the same period in 2018, an increase of $75.647 million or 93.6%. On a linked quarter basis, noninterest expense increased $75.752 million or 93.9% to $156.451 million compared with $80.699 million for the three months ended September 30, 2019. Both increases were primarily due to the merger related expenses of $46.402 million and additional expenses related to two months of operations related to the LegacyTexas banking centers and lending function.

Results of Operations for the Year Ended December 31, 2019

Net income was $332.552 million(4) for the year ended December 31, 2019 compared with $321.812 million(5) for the same period in 2018, an increase of $10.740 million or 3.3%, and was impacted by merger related expenses of $46.402 million. Net income per diluted common share was $4.52 for the year ended December 31, 2019 compared with $4.61 for the same period in 2018, a decrease of 2.0%, and was also impacted by the merger related expenses. Annualized returns on average assets, average common equity and average tangible common equity for the year ended December 31, 2019 were 1.38%, 7.46% and 14.23%(1), respectively. Excluding merger related expenses, annualized returns on average assets, average common equity and average tangible common equity for the year ended December 31, 2019 were 1.53%(1), 8.28%(1) and 15.80%(1), respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 48.25%(1) for the year ended December 31, 2019. Excluding merger related expenses, the efficiency ratio was 42.60%(1) for the year ended December 31, 2019.

Net interest income before provision for credit losses for the year ended December 31, 2019 was $695.769 million compared with $629.593 million for the same period in 2018, an increase of $66.176 million or 10.5%. This change was primarily due to the Merger and the increase in loan discount accretion of $14.136 million.

The net interest margin on a tax equivalent basis for the year ended December 31, 2019 was 3.32% compared with 3.18% for the same period in 2018. This change was primarily due to increased interest-earning assets related to the Merger and the increase in loan discount accretion of $14.136 million.

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(2)

Includes purchase accounting adjustments of $19.883 million, net of tax, primarily comprised of loan discount accretion of $23.742 million, and merger related expenses of $46.402 million for the three months ended December 31, 2019.

(3)	Includes purchase accounting adjustments of $2.099 million, net of tax, primarily comprised of loan discount accretion of $2.903 million for the three months ended December 31, 2018.
(4)

Includes purchase accounting adjustments of $22.932 million, net of tax, primarily comprised of loan discount accretion of $28.045 million, and merger related expenses of $46.402 million for the year ended December 31, 2019.

(5)	Includes purchase accounting adjustments of $10.070 million, net of tax, primarily comprised of loan discount accretion of $13.909 million for the year ended December 31, 2018.

Noninterest income was $124.281 million for the year ended December 31, 2019 compared with $116.012 million for the same period in 2018, an increase of $8.269 million or 7.1%. This increase was primarily due to an increase in other noninterest income, mortgage income, nonsufficient funds fees and credit card, debit card and ATM card fees mainly due to the Merger.

Noninterest expense was $396.542 million for the year ended December 31, 2019 compared with $326.220 million for the same period in 2018, an increase of $70.322 million or 21.6%. The change was primarily due to the $46.402 million of merger related expenses and additional expenses related to two months of operations related to the LegacyTexas banking centers and lending function.

Balance Sheet Information

At December 31, 2019, Prosperity had $32.186 billion in total assets, an increase of $9.492 billion or 41.8%, compared with $22.693 billion at December 31, 2018.

Loans at December 31, 2019 were $18.845 billion, an increase of $8.475 billion or 81.7%, compared with $10.370 billion at December 31, 2018. Linked quarter loans increased $8.172 billion or 76.6% from $10.673 billion at September 30, 2019.

As part of its lending activities, Prosperity extends credit to oil and gas production and servicing companies. Oil and gas production loans are loans to companies directly involved in the exploration and or production of oil and gas. Oil and gas servicing loans are loans to companies that provide services for oil and gas production and exploration. At December 31, 2019, oil and gas loans totaled $698.277 million (net of discount) or 3.7% of total loans, of which $401.452 million were production loans and $296.825 million were servicing loans, compared with total oil and gas loans of $372.482 million (net of discount) or 3.6% of total loans at December 31, 2018, of which $114.175 million were production loans and $258.307 million were servicing loans.

Deposits at December 31, 2019 were $24.200 billion, an increase of $6.943 billion or 40.2%, compared with $17.257 billion at December 31, 2018. Linked quarter deposits increased $7.270 billion or 42.9% from $16.930 billion at September 30, 2019.

The table below provides detail on the impact of loans acquired and deposits assumed in the Merger:

Balance Sheet Data (at period end)
(In thousands)
	Dec 31, 2019	Sep 30, 2019	Dec 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)
Loans acquired (including new production since acquisition date):
LegacyTexas:
Loans held for sale	$66,745	$—	$—
Loans held for investment	6,636,855	—	—
Loans held for investment - Warehouse Purchase Program	1,552,762	—	—
All other loans	10,588,984	10,673,345	10,370,313
Total loans	$18,845,346	$10,673,345	$10,370,313

Deposits assumed (including new deposits since acquisition date):
LegacyTexas	$6,141,546	$—	$—
All other deposits	18,058,186	16,929,920	17,256,558
Total deposits	$24,199,732	$16,929,920	$17,256,558

Excluding loans acquired in the Merger and new production by the acquired lending operations since November 1, 2019, loans at December 31, 2019 grew $218.671 million or 2.1% compared with December 31, 2018 and decreased $84.361 million or 0.8% compared to September 30, 2019.

Excluding deposits assumed in the Merger and new deposits generated at the acquired banking centers since November 1, 2019, deposits at December 31, 2019 grew $801.628 million or 4.6% compared with December 31, 2018 and grew $1.128 billion or 6.7% compared to September 30, 2019.

Asset Quality

Nonperforming assets totaled $62.943 million or 0.25% of quarterly average interest-earning assets at December 31, 2019, compared with $18.956 million or 0.10% of quarterly average interest-earning assets at December 31, 2018, and $51.157 million or 0.26% of quarterly average interest-earning assets at September 30, 2019. The increase during the fourth quarter 2019 was primarily due to the Merger.

The allowance for credit losses was $87.469 million or 0.46% of total loans at December 31, 2019, $86.440 million or 0.83% of total loans at December 31, 2018 and $87.061 million or 0.82% of total loans at September 30, 2019. Excluding loans acquired that are accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20 and 310-30 and Warehouse Purchase Program loans of $1.553 billion, the allowance for credit losses was 0.83%(1) of remaining loans as of December 31, 2019, compared with 0.88%(1) at December 31, 2018 and 0.85%(1) at September 30, 2019.

The provision for credit losses was $1.700 million for the three months ended December 31, 2019 compared with $1.000 million for the three months ended December 31, 2018 and $1.100 million for the three months ended September 30, 2019. The provision for credit losses was $4.300 million for the year ended December 31, 2019 compared with $16.350 million for the year ended December 31, 2018.

Net charge-offs were $1.291 million for the three months ended December 31, 2019 compared with net charge-offs of $556 thousand for the three months ended December 31, 2018 and net charge-offs of $1.046 million for the three months ended September 30, 2019. Net charge-offs were $3.271 million for the year ended December 31, 2019 compared with $13.951 million for the year ended December 31, 2018.

Dividend

Prosperity Bancshares declared a first quarter cash dividend of $0.46 per share to be paid on April 1, 2020 to all shareholders of record as of March 16, 2020.

Merger with LegacyTexas Financial Group, Inc.

On November 1, 2019, Prosperity completed the merger with LegacyTexas and its wholly-owned subsidiary LegacyTexas Bank headquartered in Plano, Texas. LegacyTexas Bank operated 42 locations in 19 North Texas cities in and around the Dallas-Fort Worth area.

Pursuant to the terms of the merger agreement, Prosperity issued 26,228,148 shares of Prosperity common stock plus $308.585 million in cash for all outstanding shares of LegacyTexas, which resulted in goodwill of $1.323 billion as of December 31, 2019. Additionally, Prosperity recognized $60.058 million of core deposit intangibles as of December 31, 2019. The goodwill balance as of December 31, 2019 does not include subsequent fair value adjustments that are still being finalized.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, January 29, 2020 at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s fourth quarter 2019 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The elite entry number is 2006967.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s home page by selecting “Presentations & Calls” from the drop-down menu on the Investor Relations tab and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity, tangible equity to tangible assets ratio and the efficiency ratio, excluding net gains and losses on the sale of assets and securities. Further, as a result of acquisitions and the related purchase accounting adjustments, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”). Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and that their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of December 31, 2019, Prosperity Bancshares, Inc.® is a $32.2 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma.  Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and cash management.

As of December 31, 2019, Prosperity operated 285 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 33 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area; 6 in the Central Oklahoma area; 8 in the Tulsa, Oklahoma area and 42 in the Dallas/Fort Worth area currently doing business as LegacyTexas Bank.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of the proposed transaction, and statements about the assumptions underlying any such statement.  These forward‑looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks, including LegacyTexas; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction, including the LegacyTexas transaction, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and weather.  These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2018 and other reports and statements Prosperity Bancshares has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity Bancshares may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Fort Worth	Canton	East Bernard	86th Street
Bryan	Haltom City	Carthage	El Campo	98th Street
Bryan-29th Street	Keller	Corsicana	Dayton	Avenue Q
Bryan-East	Roanoke	Crockett	Galveston	North University
Bryan-North	Stockyards	Eustace	Groves	Texas Tech Student Union
Caldwell		Gilmer	Hempstead
College Station	Other Dallas/Fort Worth Area	Grapeland	Hitchcock	Midland
Crescent Point	Locations	Gun Barrel City	Liberty	Wadley
Hearne	Arlington	Jacksonville	Magnolia	Wall Street
Huntsville	Azle	Kerens	Magnolia Parkway
Madisonville	Ennis	Longview	Mont Belvieu	Odessa
Navasota	Gainesville	Mount Vernon	Nederland	Grandview
New Waverly	Glen Rose	Palestine	Needville	Grant
Rock Prairie	Granbury	Rusk	Rosenberg	Kermit Highway
Southwest Parkway	Mesquite	Seven Points	Shadow Creek	Parkway
Tower Point	Muenster	Teague	Spring
Wellborn Road	Sanger	Tyler-Beckham	Tomball	Other West Texas Area
	Waxahachie	Tyler-South Broadway	Waller	Locations
Central Texas Area	Weatherford	Tyler-University	West Columbia	Big Spring
Austin		Winnsboro	Wharton	Brownfield
Allandale	LegacyTexas Dallas/Fort Worth Area		Winnie	Brownwood
Cedar Park	LegacyTexas Dallas	Houston Area	Wirt	Cisco
Congress	14th Street	Houston		Comanche
Lakeway	Addison	Aldine	South Texas Area -	Early
Liberty Hill	Allen	Alief	Corpus Christi	Floydada
Northland	Carrollton	Bellaire	Calallen	Gorman
Oak Hill	Coppell	Beltway	Carmel	Levelland
Research Blvd	Downtown Grapevine	Clear Lake	Northwest	Littlefield
Westlake	East Plano	Copperfield	Saratoga	Merkel
	El Dorado	Cypress	Timbergate	Plainview
Other Central Texas Area	Frisco	Downtown	Water Street	San Angelo
Locations	Frisco-South	Eastex		Slaton
Bastrop	Frisco-West	Fairfield	Victoria	Snyder
Canyon Lake	Garland	First Colony	Victoria Main
Dime Box	Grapevine	Fry Road	Victoria-Navarro	Oklahoma
Dripping Springs	Grapevine Drive-thru	Gessner	Victoria-North	Central Oklahoma Area
Elgin	Lake Highlands	Gladebrook	Victoria Salem	Oklahoma City
Flatonia	LegacyTexas	Grand Parkway		23rd Street
Georgetown	McKinney	Heights	Other South Texas Area	Expressway
Gruene	McKinney-380	Highway 6 West	Locations	I-240
Kingsland	North Carrolton	Little York	Alice	Memorial
La Grange	North East Tarrant County	Medical Center	Aransas Pass
Lexington	Oak Cliff	Memorial Drive	Beeville	Other Central Oklahoma Area
New Braunfels	Park Cities	Northside	Colony Creek	Locations
Pleasanton	Plano-West	Pasadena	Cuero	Edmond
Round Rock	Preston Forest	Pecan Grove	Edna	Norman
San Antonio	Preston Road	Pin Oak	Goliad
Schulenburg	Preston Royal	River Oaks	Gonzales	Tulsa Area
Seguin	Richardson	Sugar Land	Hallettsville	Tulsa
Smithville	Richardson-West	SW Medical Center	Kingsville	Garnett
Thorndale	Rosewood Court	Tanglewood	Mathis	Harvard
Weimar	Tollroad	The Plaza	Padre Island	Memorial
	Trinity Mills	Uptown	Palacios	Sheridan
Dallas/Fort Worth Area	West 15th	Waugh Drive	Port Lavaca	S. Harvard
Dallas	West Allen	Westheimer	Portland	Utica Tower
Abrams Centre	Wylie	West University	Rockport	Yale
Balch Springs		Woodcreek	Sinton
Camp Wisdom	LegacyTexas Fort Worth		Taft	Other Tulsa Area Locations
Cedar Hill	Hulen	Katy	Yoakum	Owasso
Frisco	Museum Place	Cinco Ranch	Yorktown
Frisco-West	Renaissance Square	Katy-Spring Green
Kiest			West Texas Area
McKinney	LegacyTexas Other Dallas/Fort Worth	The Woodlands	Abilene
McKinney-Stonebridge	Area Locations	The Woodlands-College Park	Antilley Road
Midway	Flower Mound	The Woodlands-I-45	Barrow Street
Plano	Grand Prairie	The Woodlands-Research Forest	Cypress Street
Preston Forest	Jacksboro		Judge Ely
Preston Road	Runaway Bay	Other Houston Area	Mockingbird
Red Oak	Weatherford	Locations
Sachse		Angleton	Lubbock
The Colony	East Texas Area	Bay City	4th Street
Turtle Creek	Athens	Beaumont	66th Street
Westmoreland	Blooming Grove	Cleveland	82nd Street

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Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Balance Sheet Data (at period end)
Loans held for sale	$80,959	$20,284	$20,315	$24,398	$29,367
Loans held for investment	17,211,625	10,653,061	10,567,060	10,389,624	10,340,946
Loans held for investment - Warehouse Purchase Program	1,552,762	—	—	—	—
Total loans	18,845,346	10,673,345	10,587,375	10,414,022	10,370,313

Investment securities(A)	8,570,056	8,495,206	8,951,940	9,137,645	9,408,966
Federal funds sold	519	521	555	566	552
Allowance for credit losses	(87,469)	(87,061)	(87,006)	(86,091)	(86,440)
Cash and due from banks	573,589	420,359	302,069	291,498	410,575
Goodwill	3,223,671	1,900,845	1,900,845	1,900,845	1,900,845
Core deposit intangibles, net	86,404	29,051	30,299	31,564	32,883
Other real estate owned	6,936	815	2,005	2,096	1,805
Fixed assets, net	326,832	263,703	262,479	257,595	257,046
Other assets	639,824	396,033	424,660	404,501	396,857
Total assets	$32,185,708	$22,092,817	$22,375,221	$22,354,241	$22,693,402

Noninterest-bearing deposits	$7,763,894	$5,784,002	$5,691,236	$5,673,707	$5,666,115
Interest-bearing deposits	16,435,838	11,145,918	11,196,393	11,524,063	11,590,443
Total deposits	24,199,732	16,929,920	16,887,629	17,197,770	17,256,558
Other borrowings	1,303,730	600,795	940,874	680,952	1,031,126
Securities sold under repurchase agreements	377,294	311,404	313,825	254,573	284,720
Subordinated notes	125,804	—	—	—	—
Other liabilities	208,313	123,892	104,998	111,156	68,174
Total liabilities	26,214,873	17,966,011	18,247,326	18,244,451	18,640,578
Shareholders' equity(B)	5,970,835	4,126,806	4,127,895	4,109,790	4,052,824
Total liabilities and equity	$32,185,708	$22,092,817	$22,375,221	$22,354,241	$22,693,402

(A) Includes $763, $49, $1,611, $895 and $392 in unrealized gains on available for sale securities for the quarterly periods ended December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019 and December 31, 2018, respectively.

(B) Includes $602, $38, $1,273, $706 and $310 in after-tax unrealized gains on available for sale securities for the quarterly periods ended December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019 and December 31, 2018, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Income Statement Data
Interest income:
Loans	$222,910	$134,943	$133,525	$130,065	$130,627	$621,443	$503,963
Securities(C)	49,348	50,872	53,944	55,648	56,170	209,812	221,909
Federal funds sold and other earning assets	600	363	318	402	397	1,683	1,337
Total interest income	272,858	186,178	187,787	186,115	187,194	832,938	727,209

Interest expense:
Deposits	32,759	26,939	26,562	25,128	21,643	111,388	71,384
Other borrowings	6,115	4,335	5,556	5,317	7,639	21,323	24,241
Securities sold under repurchase agreements	879	914	831	759	664	3,383	1,991
Subordinated notes and trust preferred	1,075	—	—	—	—	1,075	—
Total interest expense	40,828	32,188	32,948	31,205	29,946	137,169	97,615
Net interest income	232,030	153,990	154,838	154,911	157,248	695,769	629,593
Provision for credit losses	1,700	1,100	800	700	1,000	4,300	16,350
Net interest income after provision for credit losses	230,330	152,890	154,038	154,211	156,248	691,469	613,243

Noninterest income:
Nonsufficient funds (NSF) fees	9,990	8,835	7,973	7,816	8,902	34,614	33,163
Credit card, debit card and ATM card income	7,728	6,688	6,480	5,971	6,508	26,867	25,046
Service charges on deposit accounts	5,597	5,020	4,989	4,998	5,090	20,604	20,652
Trust income	2,582	2,492	2,558	2,595	2,507	10,227	10,178
Mortgage income	2,455	839	990	722	627	5,006	3,355
Brokerage income	625	522	541	673	521	2,361	2,617
Bank owned life insurance income	1,502	1,314	1,321	1,289	1,330	5,426	5,284
Net (loss) gain on sale or write-down of assets	(1,870)	(3)	2	58	(715)	(1,813)	(755)
Net loss on sale of securities	—	—	—	—	—	—	(13)
Other noninterest income	6,897	4,966	5,104	4,022	4,309	20,989	16,485
Total noninterest income	35,506	30,673	29,958	28,144	29,079	124,281	116,012

Noninterest expense:
Salaries and benefits	69,356	52,978	52,941	51,073	51,852	226,348	207,517
Net occupancy and equipment	7,420	5,607	5,492	5,466	5,651	23,985	22,760
Credit and debit card, data processing and software amortization	9,158	4,989	4,904	4,573	4,474	23,624	17,790
Regulatory assessments and FDIC insurance	2,095	1,814	2,325	2,374	2,764	8,608	13,261
Core deposit intangibles amortization	2,705	1,248	1,265	1,319	1,412	6,537	5,959
Depreciation	4,212	3,286	3,111	3,104	3,139	13,713	12,365
Communications	3,012	2,214	2,183	2,270	2,404	9,679	10,032
Other real estate expense	57	68	120	83	110	328	501
Net (gain) loss on sale or write-down of other real estate	(49)	(115)	(54)	(177)	91	(395)	221
Merger related expenses	46,402	—	—	—	—	46,402	—
Other noninterest expense	12,083	8,610	8,534	8,486	8,907	37,713	35,814
Total noninterest expense	156,451	80,699	80,821	78,571	80,804	396,542	326,220
Income before income taxes	109,385	102,864	103,175	103,784	104,523	419,208	403,035
Provision for income taxes	23,251	21,106	20,917	21,382	21,192	86,656	81,223
Net income available to common shareholders	$86,134	$81,758	$82,258	$82,402	$83,331	$332,552	$321,812

(C) Interest income on securities was reduced by net premium amortization of $8,556, $8,027, $7,607, $6,589 and $7,338 for the three-month periods ended December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019 and December 31, 2018, respectively, and $30,779 and $31,614 for the years ended December 31, 2019 and December 31, 2018, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to-Date
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Profitability
Net income (D) (E)	$86,134	$81,758	$82,258	$82,402	$83,331	$332,552	$321,812

Basic earnings per share	$1.01	$1.19	$1.18	$1.18	$1.19	$4.52	$4.61
Diluted earnings per share	$1.01	$1.19	$1.18	$1.18	$1.19	$4.52	$4.61

Return on average assets (F) (J)	1.19%	1.47%	1.46%	1.46%	1.47%	1.38%	1.42%
Return on average common equity (F) (J)	6.33%	7.89%	7.92%	8.05%	8.25%	7.46%	8.15%
Return on average tangible common equity (F) (G) (J)	12.50%	14.77%	14.82%	15.24%	15.84%	14.23%	16.00%
Tax equivalent net interest margin (D) (E) (H)	3.66%	3.16%	3.16%	3.20%	3.15%	3.32%	3.18%
Efficiency ratio (G) (I) (K)	58.07%	43.70%	43.74%	42.94%	43.20%	48.25%	43.71%

Liquidity and Capital Ratios
Equity to assets	18.55%	18.68%	18.45%	18.38%	17.86%	18.55%	17.86%
Common equity tier 1 capital	12.30%	16.68%	16.59%	16.76%	16.32%	12.30%	16.32%
Tier 1 risk-based capital	12.30%	16.68%	16.59%	16.76%	16.32%	12.30%	16.32%
Total risk-based capital	12.70%	17.34%	17.25%	17.42%	16.99%	12.70%	16.99%
Tier 1 leverage capital	10.37%	10.86%	10.67%	10.59%	10.23%	10.37%	10.23%
Period end tangible equity to period end tangible assets (G)	9.21%	10.90%	10.75%	10.66%	10.21%	9.21%	10.21%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	85,573	68,738	69,806	69,847	69,838	73,524	69,821
Diluted	85,573	68,738	69,806	69,847	69,838	73,524	69,821
Period end shares outstanding	94,746	68,397	69,261	69,846	69,847	94,746	69,847
Cash dividends paid per common share	$0.46	$0.41	$0.41	$0.41	$0.41	$1.69	$1.49
Book value per common share	$63.02	$60.34	$59.60	$58.84	$58.02	$63.02	$58.02
Tangible book value per common share (G)	$28.08	$32.12	$31.72	$31.17	$30.34	$28.08	$30.34

Common Stock Market Price
High	$74.35	$71.86	$74.50	$75.36	$72.24	$75.36	$79.20
Low	$66.60	$62.17	$61.85	$61.65	$57.01	$61.65	$57.01
Period end closing price	$71.89	$70.63	$66.05	$69.06	$62.30	$71.89	$62.30
Employees – FTE	3,901	3,044	3,046	3,065	3,036	3,901	3,036
Number of banking centers	285	243	243	242	242	285	242

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Loan discount accretion
ASC 310-20	$17,834	$1,006	$880	$1,474	$1,289	$21,194	$5,668
ASC 310-30	$5,908	$277	$347	$319	$1,614	$6,851	$8,241
Securities net amortization	$201	$157	$255	$234	$270	$847	$1,404
Time deposits amortization	$1,709	—	—	—	—	$1,709	$106

(E) Using effective tax rate of 21.3%, 20.5%, 20.3%, 20.6% and 20.3% for the three-month periods ended December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019 and December 31, 2018, respectively, and 20.7% and 20.2% for the years ended December 31, 2019 and December 31, 2018, respectively.

(F) Interim periods annualized.

(G) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365 day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions and one-time merger and acquisition expenses, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets and securities. Additionally, taxes are not part of this calculation.

(J)

Excluding merger related expenses, net of tax, annualized returns on average assets, average common equity and average tangible common equity were 1.69%(G), 9.02%(G) and 17.82%(G) for the three months ended December 31, 2019, respectively, and 1.53%(G), 8.28%(G) and 15.80%(G) for the year ended December 31, 2019, respectively.

(K)	Excluding merger related expenses, net of tax, the efficiency ratio was 40.85%(G) for the three months ended December 31, 2019 and 42.60%(G) for the year ended December 31, 2019.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Dec 31, 2019				Sep 30, 2019				Dec 31, 2018
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)
Interest-earning assets:
Loans held for sale	$57,171	$570	3.96%		$21,077	$266	5.01%		$28,407	$356	4.97%
Loans held for investment	15,261,163	212,466	5.52%		10,589,272	134,677	5.05%		10,291,189	130,271	5.02%
Loans held for investment - Warehouse Purchase Program	996,903	9,874	3.93%		—	—	0.00%		—	—	0.00%
Total Loans	16,315,237	222,910	5.42%		10,610,349	134,943	5.05%		10,319,596	130,627	5.02%
Investment securities	8,598,736	49,348	2.28%	(M)	8,758,056	50,872	2.30%	(M)	9,499,166	56,170	2.35%	(M)
Federal funds sold and other earning assets	305,596	600	0.78%		74,751	363	1.93%		100,339	397	1.57%
Total interest-earning assets	25,219,569	272,858	4.29%		19,443,156	186,178	3.80%		19,919,101	187,194	3.73%
Allowance for credit losses	(86,795)				(86,996)				(86,464)
Noninterest-earning assets	3,930,651				2,849,936				2,861,369
Total assets	$29,063,425				$22,206,096				$22,694,006

Interest-bearing liabilities:
Interest-bearing demand deposits	$4,233,880	$5,755	0.54%		$3,575,249	$5,602	0.62%		$3,720,133	$5,327	0.57%
Savings and money market deposits	7,109,754	14,187	0.79%		5,524,277	12,588	0.90%		5,382,699	9,842	0.73%
Certificates and other time deposits	3,044,843	12,817	1.67%		2,083,803	8,749	1.67%		2,087,871	6,474	1.23%
Other borrowings	1,403,686	6,115	1.73%		749,814	4,335	2.29%		1,297,917	7,639	2.34%
Securities sold under repurchase agreements	351,580	879	0.99%		315,277	914	1.15%		285,984	664	0.92%
Subordinated notes and trust preferred	87,963	1,075	4.85%		—	—	0.00%		—	—	0.00%
Total interest-bearing liabilities	16,231,706	40,828	1.00%	(N)	12,248,420	32,188	1.04%	(N)	12,774,604	29,946	0.93%	(N)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	7,066,878				5,701,419				5,785,882
Other liabilities	320,855				111,526				95,124
Total liabilities	23,619,439				18,061,365				18,655,610
Shareholders' equity	5,443,986				4,144,731				4,038,396
Total liabilities and shareholders' equity	$29,063,425				$22,206,096				$22,694,006

Net interest income and margin		$232,030	3.65%			$153,990	3.14%			$157,248	3.13%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		668				791				892
Net interest income and margin (tax equivalent basis)		$232,698	3.66%			$154,781	3.16%			$158,140	3.15%

(L) Annualized and based on an actual 365 day basis.

(M) Yield on securities was impacted by net premium amortization of $8,556, $8,027 and $7,338 for the three-month periods ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively.

(N) Total cost of funds, including noninterest bearing deposits, was 0.70%, 0.71% and 0.64% for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Dec 31, 2019				Dec 31, 2018
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)
Interest-earning assets:
Loans held for sale	$32,065	$1,457	4.54%		$29,427	$1,476	5.02%
Loans held for investment	11,688,754	610,112	5.22%		10,112,198	502,487	4.97%
Loans held for investment - Warehouse Purchase Program	251,274	9,874	3.93%		—	—	0.00%
Total loans	11,972,093	621,443	5.19%		10,141,625	503,963	4.97%
Investment securities	8,958,182	209,812	2.34%	(P)	9,664,404	221,909	2.30%	(P)
Federal funds sold and other earning assets	129,622	1,683	1.30%		82,521	1,337	1.62%
Total interest-earning assets	21,059,897	832,938	3.96%		19,888,550	727,209	3.66%
Allowance for credit losses	(86,616)				(84,511)
Noninterest-earning assets	3,114,426				2,828,706
Total assets	$24,087,707				$22,632,745

Interest-bearing liabilities:
Interest-bearing demand deposits	$3,917,413	$23,982	0.61%		$3,937,479	$20,072	0.51%
Savings and money market deposits	5,941,929	50,681	0.85%		5,417,014	30,999	0.57%
Certificates and other time deposits	2,314,174	36,725	1.59%		2,101,287	20,313	0.97%
Other borrowings	971,409	21,323	2.20%		1,189,459	24,241	2.04%
Securities sold under repurchase agreements	307,277	3,383	1.10%		300,429	1,991	0.66%
Subordinated notes and trust preferred	21,991	1,075	4.89%		—	—	0.00%
Total interest-bearing liabilities	13,474,193	137,169	1.02%	(Q)	12,945,668	97,616	0.75%	(Q)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	6,006,914				5,650,720
Other liabilities	148,079				88,524
Total liabilities	19,629,186				18,684,912
Shareholders' equity	4,458,521				3,947,833
Total liabilities and shareholders' equity	$24,087,707				$22,632,745

Net interest income and margin		$695,769	3.30%			$629,593	3.17%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		3,149				3,615
Net interest income and margin (tax equivalent basis)		$698,918	3.32%			$633,208	3.18%

(O) Annualized and based on an actual 365 day basis.

(P) Yield on securities was impacted by net premium amortization of $30,779 and $31,614 for the years ended December 31, 2019 and 2018, respectively.

(Q) Total cost of funds, including noninterest bearing deposits, was 0.70% and 0.52% for the years ended December 31, 2019 and 2018, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
YIELD TREND (R)

Interest-Earning Assets:
Loans held for sale	3.96%	5.01%	5.12%	4.95%	4.97%
Loans held for investment	5.52%	5.05%	5.08%	5.09%	5.02%
Loans held for investment - Warehouse Purchase Program	3.93%	—	—	—	—
Total loans	5.42%	5.05%	5.09%	5.08%	5.02%
Investment securities (S)	2.28%	2.30%	2.36%	2.43%	2.35%
Federal funds sold and other earning assets	0.78%	1.93%	1.98%	2.27%	1.57%
Total interest-earning assets	4.29%	3.80%	3.81%	3.82%	3.73%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.54%	0.62%	0.63%	0.67%	0.57%
Savings and money market deposits	0.79%	0.90%	0.90%	0.83%	0.73%
Certificates and other time deposits	1.67%	1.67%	1.57%	1.40%	1.23%
Other borrowings	1.73%	2.29%	2.52%	2.55%	2.34%
Securities sold under repurchase agreements	0.99%	1.15%	1.15%	1.13%	0.92%
Subordinated notes and trust preferred	4.85%	—	—	—	—
Total interest-bearing liabilities	1.00%	1.04%	1.05%	0.99%	0.93%

Net Interest Margin	3.65%	3.14%	3.14%	3.18%	3.13%
Net Interest Margin (tax equivalent)	3.66%	3.16%	3.16%	3.20%	3.15%

(R) Annualized and based on average balances on an actual 365 day basis.

(S) Yield on securities was impacted by net premium amortization of $8,556, $8,027, $7,607, $6,589 and $7,338 for the three-month periods ended December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019 and December 31, 2018, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018
Balance Sheet Averages
Loans held for sale	$57,171	$21,077	$24,787	$24,993	$28,407
Loans held for investment	15,261,163	10,589,272	10,495,638	10,367,242	10,291,189
Loans held for investment - Warehouse Purchase Program	996,903	—	—	—	—
Total Loans	16,315,237	10,610,349	10,520,425	10,392,235	10,319,596

Investment securities	8,598,736	8,758,056	9,185,877	9,299,963	9,499,166
Federal funds sold and other earning assets	305,596	74,751	64,335	71,842	100,339
Total interest-earning assets	25,219,569	19,443,156	19,770,637	19,764,040	19,919,101
Allowance for credit losses	(86,795)	(86,996)	(86,158)	(86,507)	(86,464)
Cash and due from banks	275,072	230,986	227,653	266,316	252,481
Goodwill	2,658,133	1,900,845	1,900,845	1,900,845	1,900,845
Core deposit intangibles, net	28,912	29,682	30,933	32,243	33,580
Other real estate	4,864	997	2,053	2,100	1,325
Fixed assets, net	308,692	263,495	260,054	257,811	257,726
Other assets	654,978	423,931	420,940	404,724	415,412
Total assets	$29,063,425	$22,206,096	$22,526,957	$22,541,572	$22,694,006

Noninterest-bearing deposits	$7,066,878	$5,701,419	$5,674,615	$5,557,821	$5,785,882
Interest-bearing demand deposits	4,233,880	3,575,249	3,714,968	4,148,377	3,720,133
Savings and money market deposits	7,109,754	5,524,277	5,647,494	5,472,789	5,382,699
Certificates and other time deposits	3,044,843	2,083,803	2,057,033	2,062,753	2,087,871
Total deposits	21,455,355	16,884,748	17,094,110	17,241,740	16,976,585
Other borrowings	1,403,686	749,814	883,557	844,873	1,297,917
Securities sold under repurchase agreements	351,580	315,277	288,666	272,630	285,984
Subordinated notes and trust preferred	87,963	—	—	—	—
Other liabilities	320,855	111,526	108,246	86,868	95,124
Shareholders' equity	5,443,986	4,144,731	4,152,378	4,095,461	4,038,396
Total liabilities and equity	$29,063,425	$22,206,096	$22,526,957	$22,541,572	$22,694,006

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Dec 31, 2019		Sep 30, 2019		Jun 30, 2019		Mar 31, 2019		Dec 31, 2018
Period End Balances

Loan Portfolio
Commercial and industrial	$2,507,318	13.3%	$1,120,913	10.5%	$1,158,657	10.9%	$1,117,753	10.7%	$1,111,089	10.7%
Warehouse purchase program	1,552,762	8.2%	—	—	—	—	—	—	—	—
Construction, land development and other land loans	2,064,167	11.0%	1,764,648	16.5%	1,739,308	16.4%	1,709,283	16.4%	1,622,289	15.7%
1-4 family residential	3,880,382	20.6%	2,472,907	23.2%	2,456,506	23.2%	2,444,434	23.5%	2,438,949	23.5%
Home equity	507,029	2.6%	250,775	2.3%	256,772	2.4%	262,276	2.5%	267,960	2.6%
Commercial real estate (includes multi-family residential)	6,556,285	34.9%	3,652,176	34.3%	3,551,668	33.6%	3,496,688	33.6%	3,538,557	34.1%
Agriculture (includes farmland)	680,855	3.6%	729,585	6.8%	736,470	7.0%	708,348	6.8%	729,501	7.0%
Consumer and other	398,271	2.1%	342,839	3.2%	321,023	3.0%	294,405	2.8%	289,486	2.8%
Energy	698,277	3.7%	339,502	3.2%	366,971	3.5%	380,835	3.7%	372,482	3.6%
Total loans	$18,845,346		$10,673,345		$10,587,375		$10,414,022		$10,370,313

Deposit Types
Noninterest-bearing DDA	$7,763,894	32.1%	$5,784,002	34.2%	$5,691,236	33.7%	$5,673,707	33.0%	$5,666,115	32.8%
Interest-bearing DDA	5,100,938	21.1%	3,564,419	21.0%	3,530,581	20.9%	3,875,109	22.5%	4,124,412	23.9%
Money market	5,099,024	21.1%	3,457,728	20.4%	3,438,164	20.3%	3,302,445	19.2%	3,115,531	18.1%
Savings	2,756,297	11.3%	2,027,621	12.0%	2,158,159	12.8%	2,293,134	13.3%	2,271,170	13.2%
Certificates and other time deposits	3,479,579	14.4%	2,096,150	12.4%	2,069,489	12.3%	2,053,375	12.0%	2,079,330	12.0%
Total deposits	$24,199,732		$16,929,920		$16,887,629		$17,197,770		$17,256,558

Loan to Deposit Ratio	77.9%		63.0%		62.7%		60.6%		60.1%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Dec 31, 2019		Sep 30, 2019		Jun 30, 2019		Mar 31, 2019		Dec 31, 2018

Single family residential construction	$614,647	29.7%	$462,714	26.2%	$446,868	25.7%	$454,041	26.5%	$441,487	27.2%
Land development	88,529	4.3%	80,711	4.6%	87,825	5.0%	84,562	4.9%	89,226	5.5%
Raw land	233,559	11.3%	171,609	9.7%	168,531	9.7%	156,674	9.2%	152,516	9.4%
Residential lots	138,961	6.7%	123,265	7.0%	121,586	7.0%	119,301	7.0%	124,429	7.6%
Commercial lots	101,960	4.9%	102,084	5.8%	105,633	6.1%	92,683	5.4%	92,234	5.7%
Commercial construction and other	890,597	43.1%	825,001	46.7%	809,680	46.5%	802,996	47.0%	723,740	44.6%
Net unaccreted discount	(4,086)		(736)		(815)		(974)		(1,343)
Total construction loans	$2,064,167		$1,764,648		$1,739,308		$1,709,283		$1,622,289

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of December 31, 2019

	Houston	Dallas	Austin	OK City	Tulsa	Other (T)	Total
Collateral Type
Shopping center/retail	$338,206	$285,964	$41,409	$16,430	$32,278	$283,604	$997,891
Commercial and industrial buildings	148,712	81,904	13,567	12,239	19,402	172,120	447,944
Office buildings	205,845	687,145	30,731	43,229	5,983	85,333	1,058,266
Medical buildings	51,298	51,952	12,917	5,560	26,045	51,681	199,453
Apartment buildings	335,635	722,153	35,915	10,846	42,351	232,955	1,379,855
Hotel	60,519	85,912	26,172	30,318	—	135,753	338,674
Other	58,735	29,892	18,748	10,811	4,555	106,120	228,861
Total	$1,198,950	$1,944,922	$179,459	$129,433	$130,614	$1,067,566	$4,650,944	(U)

Acquired Loans

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Sep 30, 2019	Balance at Dec 31, 2019	Balance at Acquisition Date	Balance at Sep 30, 2019	Balance at Dec 31, 2019	Balance at Acquisition Date		Balance at Sep 30, 2019	Balance at Dec 31, 2019
Loan marks:
Acquired banks (V)	$229,080	$11,473	$10,115	$142,128	$1,888	$1,562	$371,208		$13,361	$11,677
LegacyTexas merger(W)	116,519	—	100,015	177,924	—	165,758	294,443		—	265,773
Total	345,599	11,473	110,130	320,052	1,888	167,320	665,651		13,361	277,450

Acquired portfolio loan balances:
Acquired banks (V)	5,690,998	431,319	379,729	275,221	9,630	7,889	5,966,219		440,949	387,618
LegacyTexas merger(W)	6,595,161	—	6,191,083	414,352	—	402,896	7,009,513		—	6,593,979
Total	12,286,159	431,319	6,570,812	689,573	9,630	410,785	12,975,732	(X)	440,949	6,981,597

Acquired portfolio loan balances less loan marks	$11,940,560	$419,846	$6,460,682	$369,521	$7,742	$243,465	$12,310,081		$427,588	$6,704,147

(T) Includes other MSA and non-MSA regions.

(U) Represents a portion of total commercial real estate loans of $6.556 billion as of December 31, 2019.

(V) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company and Tradition Bank.

(W) LegacyTexas merger was completed on November 1, 2019.  During the fourth quarter of 2019, LegacyTexas added $7.010 billion in loans with related purchase accounting adjustments of $294.443 million at acquisition date.

(X) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Asset Quality
Nonaccrual loans	$55,243	$49,973	$37,289	$37,491	$13,147	$55,243	$13,147
Accruing loans 90 or more days past due	441	341	1,594	647	4,004	441	4,004
Total nonperforming loans	55,684	50,314	38,883	38,138	17,151	55,684	17,151
Repossessed assets	324	28	670	649	—	324	—
Other real estate	6,935	815	2,005	2,096	1,805	6,935	1,805
Total nonperforming assets	$62,943	$51,157	$41,558	$40,883	$18,956	$62,943	$18,956

Nonperforming assets:
Commercial and industrial (includes energy)	$17,086	$15,974	$17,592	$17,119	$4,435	$17,086	$4,435
Construction, land development and other land loans	1,177	874	2,296	1,488	3,100	1,177	3,100
1-4 family residential (includes home equity)	26,453	19,600	16,641	17,508	8,135	26,453	8,135
Commercial real estate (includes multi-family residential)	18,031	14,384	4,352	4,166	2,982	18,031	2,982
Agriculture (includes farmland)	101	285	616	542	256	101	256
Consumer and other	95	40	61	60	48	95	48
Total	$62,943	$51,157	$41,558	$40,883	$18,956	$62,943	$18,956
Number of loans/properties	236	89	92	84	83	236	83
Allowance for credit losses at end of period	$87,469	$87,061	$87,006	$86,091	$86,440	$87,469	$86,440

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$76	$(83)	$(828)	$1,719	$(685)	$884	$9,035
Construction, land development and other land loans	(6)	(6)	7	—	97	(5)	218
1-4 family residential (includes home equity)	20	(9)	11	(3)	42	19	424
Commercial real estate (includes multi-family residential)	254	(1)	(1)	(1)	34	251	1,512
Agriculture (includes farmland)	(18)	278	46	(1,278)	(54)	(972)	(273)
Consumer and other	965	867	650	612	1,122	3,094	3,035
Total	$1,291	$1,046	$(115)	$1,049	$556	$3,271	$13,951

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.25%	0.26%	0.21%	0.21%	0.10%	0.30%	0.10%
Nonperforming assets to loans and other real estate	0.33%	0.48%	0.39%	0.39%	0.18%	0.33%	0.18%
Net charge-offs to average loans (annualized)	0.03%	0.04%	—	0.04%	0.02%	0.03%	0.14%
Allowance for credit losses to total loans	0.46%	0.82%	0.82%	0.83%	0.83%	0.46%	0.83%
Allowance for credit losses to total loans, excluding Warehouse Purchase Program loans	0.51%	0.82%	0.82%	0.83%	0.83%	0.51%	0.83%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30 and Warehouse Purchase Program loans) (G)	0.83%	0.85%	0.86%	0.87%	0.88%	0.83%	0.88%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews diluted earnings per share excluding merger related expenses, tangible book value per share, return on average tangible common equity, the tangible equity to tangible assets ratio and the efficiency ratio, excluding net gains and losses on the sale of assets and securities, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30 and Warehouse Purchase Program loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018
Reconciliation of diluted earnings per share to diluted earnings per share, excluding merger related expenses:
Net income	$86,134	$81,758	$82,258	$82,402	$83,331	$332,552	$321,812
Add: merger related expenses, net of tax(Y)	36,658	—	—	—	—	36,658	—
Net income, excluding merger related expenses, net of tax(Y)	$122,792	$81,758	$82,258	$82,402	$83,331	$369,210	$321,812

Weighted average diluted shares outstanding	85,573	68,738	69,806	69,847	69,838	73,524	69,821
Merger related expenses per diluted share, net of tax(Y)	$0.43	—	—	—	—	$0.50	—
Diluted earnings per share, excluding merger related expenses, net of tax(Y)	$1.44	$1.19	$1.18	$1.18	$1.19	$5.02	$4.61

Reconciliation of return on average assets to return on average assets excluding merger related expenses, net of tax:
Net income, excluding merger related expenses, net of tax(Y)	$122,792	$81,758	$82,258	$82,402	$83,331	$369,210	$321,812
Average total assets	$29,063,425	$22,206,096	$22,526,957	$22,541,572	$22,694,006	$24,087,706	$22,632,745
Return on average assets excluding merger related expenses, net of tax (F) (Y)	1.69%	1.47%	1.46%	1.46%	1.47%	1.53%	1.42%

Reconciliation of return on average common equity to return on average common equity excluding merger related expenses, net of tax:
Net income, excluding merger related expenses, net of tax(Y)	$122,792	$81,758	$82,258	$82,402	$83,331	$369,210	$321,812
Average shareholders' equity	$5,443,986	$4,144,731	$4,152,378	$4,095,461	$4,038,396	$4,458,521	$3,947,833
Return on average common equity excluding merger related expenses, net of tax (F) (Y)	9.02%	7.89%	7.92%	8.05%	8.25%	8.28%	8.15%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$86,134	$81,758	$82,258	$82,402	$83,331	$332,552	$321,812
Average shareholders' equity	$5,443,986	$4,144,731	$4,152,378	$4,095,461	$4,038,396	$4,458,521	$3,947,833
Less: Average goodwill and other intangible assets	(2,687,045)	(1,930,527)	(1,931,778)	(1,933,088)	(1,934,425)	(2,122,154)	(1,936,639)
Average tangible shareholders’ equity	$2,756,941	$2,214,204	$2,220,600	$2,162,373	$2,103,971	$2,336,367	$2,011,194
Return on average tangible common equity (F)	12.50%	14.77%	14.82%	15.24%	15.84%	14.23%	16.00%

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related expenses, net of tax:
Net income excluding merger related expenses, net of tax(Y)	$122,792	$81,758	$82,258	$82,402	$83,331	$369,210	$321,812
Average shareholders' equity	$5,443,986	$4,144,731	$4,152,378	$4,095,461	$4,038,396	$4,458,521	$3,947,833
Less: Average goodwill and other intangible assets	(2,687,045)	(1,930,527)	(1,931,778)	(1,933,088)	(1,934,425)	(2,122,154)	(1,936,639)
Average tangible shareholders’ equity	$2,756,941	$2,214,204	$2,220,600	$2,162,373	$2,103,971	$2,336,367	$2,011,194
Return on average tangible common equity excluding merger related expenses, net of tax (F) (Y)	17.82%	14.77%	14.82%	15.24%	15.84%	15.80%	16.00%

(Y) Calculated assuming a federal tax rate of 21.0%.

	Three Months Ended					Year-to-Date
	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Dec 31, 2019	Dec 31, 2018

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$5,970,835	$4,126,806	$4,127,895	$4,109,790	$4,052,824	$5,970,835	$4,052,824
Less: Goodwill and other intangible assets	(3,310,075)	(1,929,896)	(1,931,144)	(1,932,409)	(1,933,728)	(3,310,075)	(1,933,728)
Tangible shareholders’ equity	$2,660,760	$2,196,910	$2,196,751	$2,177,381	$2,119,096	$2,660,760	$2,119,096

Period end shares outstanding	94,746	68,397	69,261	69,846	69,847	94,746	69,847
Tangible book value per share:	$28.08	$32.12	$31.72	$31.17	$30.34	$28.08	$30.34

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$2,660,760	$2,196,910	$2,196,751	$2,177,381	$2,119,096	$2,660,760	$2,119,096
Total assets	$32,185,708	$22,092,817	$22,375,221	$22,354,241	$22,693,402	$32,185,708	$22,693,402
Less: Goodwill and other intangible assets	(3,310,075)	(1,929,896)	(1,931,144)	(1,932,409)	(1,933,728)	(3,310,075)	(1,933,728)
Tangible assets	$28,875,633	$20,162,921	$20,444,077	$20,421,832	$20,759,674	$28,875,633	$20,759,674
Period end tangible equity to period end tangible assets ratio:	9.21%	10.90%	10.75%	10.66%	10.21%	9.21%	10.21%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses to total loans, excluding acquired loans and Warehouse Purchase Program loans:
Allowance for credit losses	$87,469	$87,061	$87,006	$86,091	$86,440	$87,469	$86,440
Total loans	$18,845,346	$10,673,345	$10,587,375	$10,414,022	$10,370,313	$18,845,346	$10,370,313
Less: Fair value of acquired loans (acquired portfolio loan balances less loan marks)	$6,704,147	$427,588	$463,111	$485,415	$520,595	$6,704,147	$520,595
Less: Warehouse Purchase Program loans	1,552,762	—	—	—	—	1,552,762	—
Total loans less acquired loans and Warehouse Purchase Program loans	$10,588,437	$10,245,757	$10,124,264	$9,928,607	$9,849,718	$10,588,437	$9,849,718
Allowance for credit losses to total loans, excluding acquired loans and Warehouse Purchase Program loans (non-GAAP basis)	0.83%	0.85%	0.86%	0.87%	0.88%	0.83%	0.88%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets and securities:
Noninterest expense	$156,451	$80,699	$80,821	$78,571	$80,804	$396,542	$326,220

Net interest income	$232,030	$153,990	$154,838	$154,911	$157,248	$695,769	$629,593
Noninterest income	35,506	30,673	29,958	28,144	29,079	124,281	116,012
Less: net (loss) gain on sale of assets	(1,870)	(3)	2	58	(715)	(1,813)	(755)
Less: net loss on sale of securities	—	—	—	—	—	—	(13)
Noninterest income excluding net gains and losses on the sale of assets and securities	37,376	30,676	29,956	28,086	29,794	126,094	116,780
Total income excluding net gains and losses on the sale of assets and securities	$269,406	$184,666	$184,794	$182,997	$187,042	$821,863	$746,373
Efficiency ratio, excluding net gains and losses on the sale of assets and securities	58.07%	43.70%	43.74%	42.94%	43.20%	48.25%	43.71%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale of assets and securities and merger related expenses:
Noninterest expense	$156,451	$80,699	$80,821	$78,571	$80,804	$396,542	$326,220
Less: merger related expenses	46,402	—	—	—	—	46,402	—
Noninterest expense excluding merger related expenses	$110,049	$80,699	$80,821	$78,571	$80,804	$350,140	$326,220

Net interest income	$232,030	$153,990	$154,838	$154,911	$157,248	$695,769	$629,593
Noninterest income	35,506	30,673	29,958	28,144	29,079	124,281	116,012
Less: net (loss) gain on sale of assets	(1,870)	(3)	2	58	(715)	(1,813)	(755)
Less: net loss on sale of securities	—	—	—	—	—	—	(13)
Noninterest income excluding net gains and losses on the sale of assets and securities	37,376	30,676	29,956	28,086	29,794	126,094	116,780
Total income excluding net gains and losses on the sale of assets and securities	$269,406	$184,666	$184,794	$182,997	$187,042	$821,863	$746,373
Efficiency ratio, excluding net gains and losses on the sale of assets and securities and merger related expenses	40.85%	43.70%	43.74%	42.94%	43.20%	42.60%	43.71%